Exhibit J.2

CONSENT OF FORMER INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading “Financial Highlights” in this Registration Statement on Form N-1A.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

January 28, 2015